Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS
Full year hotel EBITDA margin increased 113 basis points to Company's highest-ever reported margin of 32.1 percent
Company also reports highest-ever full year ADR, occupancy and RevPAR

BETHESDA, MD, February 20, 2013 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the fourth quarter and year ended December 31, 2012. The Company's results include the following:

	Fourth Quarter		Year-to-Date
	2012	2011	2012	2011
	($'s in millions except per share/unit data)

Total Revenue	$215.7	$179.0	$867.1	$719.0
Net income to common shareholders	$10.0	$0.6	$45.1	$12.9
Net income to common shareholders per diluted share	$0.11	$0.01	$0.52	$0.16
EBITDA(1)	$62.3	$47.1	$253.5	$201.0
Adjusted EBITDA(1)	$62.2	$49.2	$263.2	$204.4
FFO(1)	$41.4	$28.2	$169.6	$123.3
Adjusted FFO(1)	$41.3	$30.3	$179.3	$127.7
FFO per diluted share/unit(1)	$0.47	$0.34	$1.97	$1.52
Adjusted FFO per diluted share/unit(1)	$0.47	$0.36	$2.08	$1.57

RevPAR	$154.88	$149.25	$160.38	$153.39
RevPAR growth	3.8%		4.6%
Hotel EBITDA Margin	30.6%	30.7%	32.1%	31.0%
Hotel EBITDA Margin growth	-17 bps		113 bps

(1) See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Fourth Quarter Highlights

▪
RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended December 31, 2012 increased 3.8 percent to $154.88, as a result of a 3.4 percent increase in average daily rate (“ADR”) to $209.06 and a 0.3 percent increase in occupancy to 74.1 percent.

▪
RevPAR excluding Washington, DC: Excluding Washington, DC, RevPAR during the fourth quarter increased 5.8 percent, comprised of a 4.9 percent improvement in ADR and a 0.9 percent increase in occupancy.

▪	Hotel EBITDA Margin: The Company's hotel EBITDA margin for the fourth quarter was 30.6 percent.

▪	Adjusted EBITDA: The Company's adjusted EBITDA was $62.2 million, an increase of 26.3 percent over the fourth quarter of 2011.

▪
Adjusted FFO: The Company generated fourth quarter adjusted FFO of $41.3 million, or $0.47 per diluted share/unit, compared to $30.3 million or $0.36 per diluted share/unit for the comparable prior year period. Adjusted FFO per share/unit increased 30.6 percent.

▪
Acquisitions: The Company acquired L'Auberge Del Mar in Del Mar, California for $76.9 million. The Company also acquired a majority interest in The Liberty Hotel in Boston, Massachusetts through a joint venture with the original developer and co-owner, an entity controlled by Dick Friedman of Carpenter & Company, Inc. The total value of the Liberty transaction was $170.0 million.

▪
Capital Markets: On December 19, 2012, the Company sold 9,200,000 common shares of beneficial interest, including the full exercise of the underwriters' option to purchase additional shares, at a price to the public of $23.70 per share. The majority of the offering's $209.1 million of net proceeds were used to acquire a majority interest in The Liberty Hotel.

▪
Capital Investments: The Company invested $19.0 million of capital in its hotels, including the commencement of the renovation of the Park Central Hotel and WestHouse in Manhattan and Hotel Monaco San Francisco.

▪	Dividends: On December 14, 2012, the Company declared a fourth quarter 2012 dividend of $0.20 per common share of beneficial interest.

▪	Election of Board Member: The Company announced that Denise Coll has been elected to the Company's Board of Trustees, effective March 2, 2013.

“We are very proud of our accomplishments during the fourth quarter and for the entire year 2012,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Our portfolio delivered another year of outstanding performance, setting portfolio records in average daily rate, occupancy, RevPAR and hotel EBITDA margins, resulting in substantial adjusted corporate EBITDA and adjusted FFO per share growth.”

“We've continued to improve our already high-quality portfolio with acquisitions in key markets and by commencing value-creating projects like the work we are doing at Park Central and WestHouse in New York City.”

“Furthermore, we have substantially reduced our cost of debt from 5.2 percent in 2011 to 4.3 percent in 2012 by executing on two term loans with very attractive interest rates.”

Full Year 2012 Highlights

▪
RevPAR: RevPAR increased 4.6 percent to $160.38, as a result of a 4.0 percent increase in ADR to $202.82 and a 0.5 percent increase in occupancy to 79.1 percent. In 2012, the Company achieved its highest-ever reported ADR and RevPAR, while achieving its highest-ever reported occupancy for the second year in a row.

▪	RevPAR excluding Washington, DC: Excluding Washington, DC, RevPAR for 2012 increased 6.0 percent, comprised of a 5.3 percent improvement in ADR and a 0.7 percent increase in occupancy.

▪	Hotel EBITDA Margin: The Company's hotel EBITDA margin was 32.1 percent, which was its highest-ever reported margin and represents an improvement of 113 basis points compared to 2011.

▪	Adjusted EBITDA: The Company's adjusted EBITDA was $263.2 million, an increase of 28.8 percent over 2011.

▪
Adjusted FFO: The Company generated adjusted FFO of $179.3 million, or $2.08 per diluted share/unit, compared to $127.7 million or $1.57 per diluted share/unit during 2011. Adjusted FFO per share/unit increased 32.5 percent.

▪
Acquisitions: The Company invested $458.1 million to acquire three properties and the mezzanine loan secured by two Santa Monica, California hotels during 2012 bringing the three-year acquisition investment total to $1.5 billion. The 2012 acquisitions include the following:

•	Hotel Palomar in Washington, DC for $143.8 million on March 8;

•
The mezzanine loan secured by Shutters on the Beach and Hotel Casa Del Mar in Santa Monica, California for $67.4 million on July 13. The Company purchased the debt instrument for 93.6 percent of the $72.0 million face value of the loan;

•	L'Auberge Del Mar in Del Mar, California for $76.9 million on December 6; and

•	The majority interest in The Liberty Hotel in Boston, Massachusetts in a transaction valued at $170.0 million on December 28.

▪	Capital Markets: The Company completed several capital markets initiatives during 2012 including the following:

•	Throughout 2012, the Company sold 2,359,108 common shares under its ATM program at an average net price of $27.11 per share for net proceeds of $64.0 million;

•	On March 30, 2012, the Company retired $59.6 million of mortgage debt secured by Hilton San Diego Gaslamp Quarter using proceeds from its senior unsecured credit facility;

•
On May 16, 2012, the Company entered into a new $177.5 million unsecured loan with a seven-year term maturing on May 16, 2019. The term loan was swapped to a fixed interest rate for the full seven-year term. The term loan's interest rate will be 3.87 percent when the Company's leverage ratio is between 4.0 and 4.75 times;

•
On May 21, 2012, the Company redeemed all 7.5% Series D Cumulative Redeemable Preferred Shares and 8.0% Series E Cumulative Redeemable Preferred Shares. Total combined redemption value for the Series D and E Preferred Shares was approximately $166.8 million; and

•
On August 2, 2012, the Company entered into a new $300.0 million unsecured loan with a five-year term maturing on August 2, 2017, including a one-year extension subject to certain conditions. The term loan was swapped to a fixed interest rate for the full five-year term. The term loan's interest rate will be 2.68 percent when the Company's leverage ratio is between 4.0 and 4.75 times.

•
On December 19, 2012, the Company sold 9,200,000 common shares of beneficial interest, including the full exercise of the underwriters' option to purchase additional shares, at a price to the public of $23.70 per share, resulting in net proceeds of $209.1 million.

•	The Company's cost of debt was reduced from 5.2 percent in 2011 to 4.3 percent in 2012. Also, the cost of debt and preferred was reduced from 6.0 percent in 2011 to 4.9 percent in 2012.

▪
Capital Investments: The Company invested $67.9 million of capital in its hotels throughout the year, completing the 33-room expansion and renovation of Hotel Amarano Burbank and the renovations of The Liaison Capitol Hill in Washington, DC, Le Parc Suite Hotel and Le Montrose Suite Hotel in West Hollywood and The Hotel Roger Williams in New York. The Company's capital investments also include the commencement of the renovation of the Park Central Hotel and WestHouse in Manhattan and Hotel Monaco San Francisco.

Balance Sheet

As of December 31, 2012, the Company had total outstanding debt of $1.25 billion, including $153.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company's senior unsecured credit facility) was 4.2 times as of December 31, 2012 and its fixed charge coverage ratio was 3.0 times. For the fourth quarter, the Company's weighted average interest rate was 4.3 percent.

As of December 31, 2012, the Company had $52.5 million of cash and cash equivalents on its balance sheet and capacity of $619.7 million available on its credit facilities.

Subsequent Events

On February 20, 2013, the Company entered into an Equity Distribution Agreement with Raymond James & Associates, Inc. to establish a new at-the-market (“ATM”) program totaling $250.0 million. The new ATM program replaces the previous $250.0 million program, of which $146.0 million remained.

2013 Outlook

The Company is providing its 2013 outlook based on an economic environment that continues to improve and assuming no acquisitions and no capital markets activities. The Company's RevPAR growth and financial expectations for 2013 are as follows:

	Current Outlook
	Low-end	High-end
	($'s in millions except per share/unit data)
Excluding Park Central Hotel
RevPAR growth	3.0%	6.0%
Hotel EBITDA Margins	31.4%	32.4%
Hotel EBITDA Margin Change	0 bps	100 bps

Including Park Central Hotel
RevPAR growth	0.0%	3.0%
Hotel EBITDA Margins	31.5%	32.5%
Hotel EBITDA Margin Change	-50 bps	50 bps

Entire Portfolio (Including Park Central Hotel)
Adjusted EBITDA	$275.0	$295.0
Adjusted FFO	$195.0	$214.0
Adjusted FFO per diluted share/unit	$2.03	$2.23
Income Tax Expenses	$4.5	$5.5

Capital Investments
Portfolio Excluding Park Central	$70.0	$75.0
Park Central	$60.0	$70.0
Portfolio Including Park Central	$130.0	$145.0

2013 First Quarter Outlook

Based on the portfolio's performance quarter-to-date, the Company expects first quarter RevPAR, excluding the Park Central Hotel to increase 4.0 percent to 6.0 percent. The Company expects its portfolio, including the Park Central Hotel to generate adjusted EBITDA of $37.0 million to $39.0 million and adjusted FFO per share/unit of $0.24 to $0.26.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, February 21, 2013 at 8:30 AM EST. To participate in the conference call, please dial (888) 466-4587. Additionally, a live webcast of the conference call will be available through the Company's website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 40 hotels and a mezzanine loan secured by two hotels in Santa Monica, CA. The properties are upscale, full-service hotels, totaling more than 10,600 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, adjusted FFO, adjusted EBITDA, hotel EBITDA margins and derivations thereof and the Company's outlook for capital investments. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company's Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #
Additional Contacts:
Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties - (301) 941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Hotel operating revenues:
Room	$146,015	$114,953	$595,330	$471,023
Food and beverage	54,008	50,333	210,306	193,332
Other operating department	14,405	12,276	56,510	49,650
Total hotel operating revenues	214,428	177,562	862,146	714,005
Other income	1,236	1,417	4,929	5,002
Total revenues	215,664	178,979	867,075	719,007
Expenses:
Hotel operating expenses:
Room	38,361	28,946	150,564	115,839
Food and beverage	38,406	34,589	149,894	133,838
Other direct	4,935	4,653	20,778	20,390
Other indirect	54,276	46,306	212,001	182,771
Total hotel operating expenses	135,978	114,494	533,237	452,838
Depreciation and amortization	31,452	27,710	124,363	111,282
Real estate taxes, personal property taxes and insurance	11,621	8,955	44,551	35,425
Ground rent	1,975	1,859	8,588	7,720
General and administrative	5,134	4,201	19,769	17,120
Acquisition transaction costs	441	1,997	4,498	2,571
Other expenses	626	778	3,017	2,527
Total operating expenses	187,227	159,994	738,023	629,483
Operating income	28,437	18,985	129,052	89,524
Interest income	2,397	26	4,483	48
Interest expense	(14,505)	(10,138)	(52,896)	(39,704)
Income before income tax expense and discontinued operations	16,329	8,873	80,639	49,868
Income tax expense	(2,142)	(1,378)	(9,062)	(7,048)
Income from continuing operations	14,187	7,495	71,577	42,820
Discontinued operations:
Income from operations of properties disposed of, including gain on sale	0	388	0	829
Income tax benefit (expense)	0	79	0	(33)
Net income from discontinued operations	0	467	0	796
Net income	14,187	7,962	71,577	43,616
Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	0	0	0	2
Noncontrolling interests of common units in Operating Partnership	(57)	(1)	(281)	(1)
Net (income) loss attributable to noncontrolling interests	(57)	(1)	(281)	1
Net income attributable to the Company	14,130	7,961	71,296	43,617
Distributions to preferred shareholders	(4,166)	(7,402)	(21,733)	(29,952)
Issuance costs of redeemed preferred shares	0	0	(4,417)	(731)
Net income attributable to common shareholders	$9,964	$559	$45,146	$12,934

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Earnings per Common Share - Basic:
Net income attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.11	$0.00	$0.52	$0.15
Discontinued operations	0.00	0.01	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.11	$0.01	$0.52	$0.16
Earnings per Common Share - Diluted:
Net income attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.11	$0.00	$0.52	$0.15
Discontinued operations	0.00	0.01	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.11	$0.01	$0.52	$0.16
Weighted average number of common shares outstanding:
Basic	87,186,328	83,417,987	85,757,969	81,155,228
Diluted	87,325,471	83,530,710	85,897,274	81,326,304

Comprehensive Income:
Net income	$14,187	$7,962	$71,577	$43,616
Other comprehensive income (loss):
Unrealized income (loss) on interest rate derivative instruments	775	0	(7,759)	0
Comprehensive income	14,962	7,962	63,818	43,616
Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	0	0	0	2
Noncontrolling interests of common units in Operating Partnership	(62)	(1)	(257)	(1)
Comprehensive income attributable to noncontrolling interests	(62)	(1)	(257)	1
Comprehensive income attributable to the Company	$14,900	$7,961	$63,561	$43,617

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common shareholders	$9,964	$559	$45,146	$12,934
Depreciation	31,326	27,566	123,809	110,760
Amortization of deferred lease costs	100	93	371	318
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	0	0	0	(2)
Noncontrolling interests of common units in Operating Partnership	57	1	281	1
Less: Net gain on sale of property	0	0	0	(760)
FFO	$41,447	$28,219	$169,607	$123,251
Management transition and severance costs	(93)	0	1,447	579
Preferred share issuance costs	0	0	4,417	731
Acquisition transaction costs	441	1,997	4,498	2,571
Tax adjustment related to disposition	0	0	0	244
Non-cash ground rent	112	115	454	347
Mezzanine loan discount amortization	(583)	0	(1,074)	0
Adjusted FFO	$41,324	$30,331	$179,349	$127,723

Weighted Average number of common shares and units outstanding:
Basic	87,482,628	83,427,649	86,054,269	81,157,663
Diluted	87,621,771	83,540,372	86,193,574	81,328,739

FFO per diluted share/unit	$0.47	$0.34	$1.97	$1.52
Adjusted FFO per diluted share/unit	$0.47	$0.36	$2.08	$1.57

	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common shareholders	$9,964	$559	$45,146	$12,934
Interest expense	14,505	10,138	52,896	39,704
Income tax expense (1)	2,142	1,299	9,062	7,081
Depreciation and amortization	31,452	27,710	124,363	111,282
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	0	0	0	(2)
Noncontrolling interests of common units in Operating Partnership	57	1	281	1
Distributions to preferred shareholders	4,166	7,402	21,733	29,952
EBITDA	$62,286	$47,109	$253,481	$200,952
Management transition and severance costs	(93)	0	1,447	579
Preferred share issuance costs	0	0	4,417	731
Acquisition transaction costs	441	1,997	4,498	2,571
Net gain on sale of property	0	0	0	(760)
Non-cash ground rent	112	115	454	347
Mezzanine loan discount amortization	(583)	0	(1,074)	0
Adjusted EBITDA	$62,163	$49,221	$263,223	$204,420
Corporate expense	6,618	4,823	23,622	19,792
Interest and other income	(3,526)	(1,442)	(9,212)	(5,093)
Hotel level adjustments, net	(806)	10,952	(2,818)	37,665
Hotel EBITDA	$64,449	$63,554	$274,815	$256,784
(1) Includes amounts from discontinued operations.
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
Hotel EBITDA includes all properties owned as of December 31, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. Exceptions: Hotel EBITDA excludes March period of ownership for Hotel Palomar, Washington, DC and partial December ownership of L'Auberge Del Mar and The Liberty Hotel. Hotel EBITDA for all stated periods excludes any properties the Company has sold.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Room	$145,209	$139,405	$592,785	$563,856
Food and beverage	53,138	53,717	208,935	211,577
Other	12,473	13,646	53,629	52,926
Total hotel revenues	210,820	206,768	855,349	828,359

Expenses:
Room	38,157	35,608	149,772	143,725
Food and beverage	37,815	37,629	148,892	149,832
Other direct	4,503	4,668	20,195	20,877
General and administrative	17,332	17,076	66,862	65,744
Sales and marketing	13,565	13,624	56,109	54,432
Management fees	7,802	7,305	29,192	28,342
Property operations and maintenance	7,585	7,473	30,532	30,103
Energy and utilities	5,572	6,739	23,442	25,231
Property taxes	10,514	9,590	40,491	39,135
Other fixed expenses	3,526	3,502	15,047	14,154
Total hotel expenses	146,371	143,214	580,534	571,575

Hotel EBITDA	$64,449	$63,554	$274,815	$256,784
Note:
This schedule includes operating data for all properties owned as of December 31, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. Exceptions: The schedule excludes the March period of ownership for Hotel Palomar, Washington, DC and partial December ownership of L'Auberge Del Mar and The Liberty Hotel. All stated periods exclude any properties the Company has sold. Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Total Portfolio
Occupancy	74.1%	73.8%	79.1%	78.7%
Increase	0.3%		0.5%
ADR	$209.06	$202.11	$202.82	$194.94
Increase	3.4%		4.0%
RevPAR	$154.88	$149.25	$160.38	$153.39
Increase	3.8%		4.6%
Note:
This schedule includes operating data for all properties owned as of December 31, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. All stated periods exclude any properties the Company has sold.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

Prior Year Operating Data Including Park Central Hotel

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2012	2012	2012	2012	2012
Occupancy	72.0%	83.9%	86.4%	74.3%	79.2%
ADR	$179.19	$219.00	$208.84	$212.87	$205.78
RevPAR	$128.95	$183.69	$180.42	$158.24	$162.89

Prior Year Operating Data Excluding Park Central Hotel

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2012	2012	2012	2012	2012
Occupancy	69.7%	82.6%	85.4%	72.3%	77.5%
ADR	$183.73	$216.69	$207.59	$204.45	$203.95
RevPAR	$128.10	$179.00	$177.28	$147.90	$158.12

Note:
The schedules above include operating data for all properties owned as of December 31, 2012, unless otherwise noted.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties, impairment write-downs and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.